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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 27, 1994, in this Registration Statement (Form N-1A 33-27131) of Alliance Short-Term Multi-Market Trust, Inc.


                                  /s/ Ernst & Young LLP

                                  ERNST & YOUNG LLP


New York, New York
October 25, 1995



































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